编号:№ 1329568

企业法人
营业执照

注 册 号: 350000100007198

成立日期: 二〇〇五年八月四日

请于每年3月1日至6月30日参加年检

名 称 福建汇龙矿业有限公司

住 所 永定县龙潭镇上寨村

法定代表人 林传争

注册资本 6000.00万人民币

实收资本 1327.8945万人民币

公司类型 有限责任公司(台港澳法人独资)

经营范围 煤的地下开采，煤炭生产（以上仅限永定县上寨煤矿有限公司上寨联办矿，且不含特殊和稀缺煤种勘查、开采；采矿许可证，有效期至2016年4月；煤炭生产许可证，有效期至2031年12月1日；安全生产许可证，有效期至2011年12月14日）。（以上经营范围涉及许可经营项目的，应在取得有关部门的许可后方可经营）

股东(发起人) 汇龙国际资源集团有限公司（香港）

营业期限 自 2005年08月04日 至 2035年08月03日

登记机关 福建省工商行政管理局

二〇一一 年 九 月 二十八 日

Enterprise Legal Person Business License
serial no. 1329568

Registration No. 350000100007198

NAME: Fujian Huilong Coal Mine Co., Ltd.

ADD: Shangzhai Village, Longtan Town, Yongding County

LEGAL REPRESENTATIVE: Lin, Chuangzheng

REGISTERED CAPITAL: RMB 60,000,000

RECEIVED CAPITAL: RMB 13,278,945

TYPE OF ENTERPRISE: Limited Liability Company (Wholly-owned by Taiwan, Hong Kong Macao Legal Persons)

BUSINESS SCOPE: underground coal mining and production (above only limited to the mining rights of Yongding County Shangzhai Coal Mine Co., Ltd., but do not include exploration, mining of special or rare types of coal; mining right validity until April, 2016), coal production(Valid until December 1st, 2031), ( Production Safety Licenses is valid until December 14th, 2011). ( For operating project under above business scope, relevant permission should be obtained from relevant departments before operation).

SHAREHOLDER: Dragon International Resources Group Co., Limited

OPERATION PERIOD: Form August 4th, 2005 to August 31th, 2035
REGISTERED DATE: August 4th, 2005

September 28, 2011
Fujian Industry and Commerce
Administration Bureau (sealed)